EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in Registration Statement on Form S-8 (No. 333-176940 and No. 333-172256) of Nielsen Holdings N.V. of our report dated June 28, 2012, appearing in this Annual Report on Form 11-K of The Nielsen Company

401(k) Savings Plan as of December 31, 2011 and 2010 and for the year ended December 31, 2011.

/s/ WeiserMazars LLP

New York, NY

June 28, 2012